UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015 (April 2, 2015)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2015, CGAS Partners, L.P. (“Seller”), an indirect wholly-owned subsidiary of EV Energy Partners, L.P. (“Partnership”), entered into a Membership Interest Purchase Agreement (“Agreement”) with Utica Gas Services, L.L.C. (“Purchaser”), an indirect wholly owned subsidiary of Williams Partners L.P. (“Parent”). In the Agreement, Seller agreed to sell and Purchaser agreed to purchase the 21% membership interest (the “Membership Interest”) owned by Seller in Utica East Ohio Midstream L.L.C. (the “Company”) for $575 million. The purchase price is subject to adjustment for capital contributions made, and distributions received, with respect to the Membership Interest between May 1, 2015 and the closing. The closing is scheduled to occur in mid-July 2015, but may close earlier or later as described below.

Seller’s conditions to closing include accuracy of the Purchaser’s representations and warranties, compliance by Purchaser with its covenants in the Agreement, no injunction or similar proceeding prohibiting the closing, and compliance with all governmental requirements, including termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Act (“HSR Act”). Purchaser’s conditions to closing include accuracy of the Seller’s representations and warranties, compliance by Seller with its covenants in the Agreement, no injunction or similar proceeding prohibiting the closing, compliance with all governmental requirements, including termination of the waiting period under the HSR Act, and there being no material adverse change between April 2, 2015 and the closing date.

Seller has made representations and warranties to Purchaser regarding Seller’s title to the Membership Interest, power and authority to enter into and perform pursuant to the Agreement and to sell the Membership Interest, there being no conflicts with other agreements binding on Seller, the absence of certain litigation, and as to brokers fees. In addition, Seller has made representations to Purchaser, to the best of Seller’s knowledge, regarding activities and operations of the Company, including compliance with laws, environmental compliance, taxes, employee matters and intellectual property matters. The Purchaser has made representations and warranties to Seller regarding Purchaser’s power and authority to enter into and perform pursuant to the Agreement and to purchase the Membership Interest, Purchaser having the financing necessary to pay the purchase price, there being no conflicts with other agreements binding on Purchaser, the absence of litigation, and as to brokers fees.

The agreement also contains customary covenants restricting Seller’s ability to market and sell the Membership Interest, cooperation by Purchaser and Seller in satisfying governmental authorizations, including filings under the HSR Act, public announcements and confidentiality, restricting Seller’s voting of the Membership Interest on certain matters, and Seller’s agreement not to solicit employees of the Company following the closing.

The Agreement contains covenants dealing with casualty loss and condemnation (“C&C Loss”), which provide that no adjustment to the purchase price will be made if the C&C Loss attributable to the Membership Interest is less than $1.0 million, and provides that if the C&C Loss attributable to the Membership Interest is 10% or less of the purchase price, the purchase price will be adjusted proportionately. If the C&C Loss attributable to the Membership Interest is greater than 10% of the purchase price, the Agreement may be terminated by either Purchaser or Seller.

The Agreement may be terminated by Purchaser if Seller is in breach, subject to Seller’s right to cure, and by Seller if Purchaser is in breach, subject to Purchaser’s right to cure. The Agreement also may be terminated by either party if the closing does not occur by September 1, 2015.

The other member (“Other Member”) of the Company has a right (the “Participation Right”) for 60 days to agree to purchase the Membership Interest being sold by Seller for the same price. If the other member exercises the Participation Right, the Membership Interest purchased by the Purchaser will be reduced to approximately 13%, and the purchase price paid by the Purchaser would be correspondingly reduced. The Other Member would acquire an approximate 8% Membership from Seller for the difference between $575 million and the purchase price paid by the Purchaser for the 13% Membership Interest. The Agreement provides that if the Other Member does not exercise the Participation Right, or if Other Member exercises the Participation Right but, for any reason, defaults in purchasing its share of the Membership Interest, the Purchaser will purchase the entire Membership Interest for $575 million, subject to the closing conditions being satisfied as provided in the Agreement.

The closing is scheduled for July 16, 2015. If the Other Member waives the Participation Right, the closing will occur five business days after the other closing conditions are met, but not earlier than May 1, 2015. If the Other Member does not exercise the Participation Right on or prior to June 1, 2015, the closing will occur five business days after the other conditions to closing are satisfied. In addition, if the HSR Act waiting period has not terminated by July 16, 2015, the closing date may be extended until the waiting period terminates, but not past September 1, 2015.

Upon closing, the Partnership expects the borrowing base of its credit facility to be reduced by $150 million.

The Partnership has guaranteed the obligations of the Seller under the Agreement and the Parent has guaranteed the obligations of the Purchaser under the Agreement. The guarantees are subject to caps and terminate three years after execution.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On April 6, 2015, the Partnership issued a press release announcing the execution of an agreement to sell its interest in Utica East Ohio Midstream LLC. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

99.1	Press Release dated April 6, 2015 (furnished and not filed as provided in Item 7.01)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: April 6, 2015

By:  /s/Nicholas Bobrowski

Nicholas Bobrowski

Vice President and Chief Financial Officer of

EV Management LLC, general partner of

EV Energy GP, L.P., general partner of

EV Energy Partners, L.P.

EXHIBIT INDEX

99.1 Press Release dated April 6, 2015 (furnished and not filed as provided in Item 7.01)